AMENDMENT
                                       TO
                        SEVERANCE COMPENSATION AGREEMENT

      This AMENDMENT (this "Amendment") is entered into as of this 15th day of December, 2008 by and between STANDARD MOTOR PRODUCTS, INC. (the "Corporation"), and JOHN GETHIN.

      WHEREAS, the Corporation and you are parties to that certain Severance Compensation Agreement, dated as of December 12, 2001 (the "Agreement"), in which you are entitled to severance compensation under certain circumstances in the event of a Change in Control of the Corporation; and

      WHEREAS, the parties desire to amend the Agreement to comply with Section 409A of the Internal Revenue Code on the terms and conditions hereafter set forth.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

      2. Amendments to Agreement. The Agreement is hereby amended as follows:

      (a) The definition of "Good Reason for Resignation" contained in Section 1.c. of the Agreement is hereby deleted and replaced in its entirety to read as follows:

            "c. "GOOD REASON FOR RESIGNATION" shall mean, without your express written consent, and subject to the notice and cure period described below, any of the following:

            (i) a material change in your authority within the Corporation, which does not represent a promotion, immediately prior to a Change in Control of the Corporation;

            (ii) a material reduction in the level of your reporting responsibility as it existed immediately prior to a Change in Control of the Corporation;

            (iii) a material diminution of duties or responsibilities which is inconsistent with your status or position with the Corporation in effect immediately prior to a Change in Control of the Corporation;

            (iv) a material diminution in the budget over which you have authority, other than due to economic or business conditions which existed prior to a Change in Control of the Corporation;
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            (v)   a material reduction by the Corporation in the annual rate of your base salary as in effect immediately prior to the date of a Change in Control of the Corporation or as the same may be increased from time to time thereafter;

            (vi)  the Corporation requiring you to be based outside of a fifteen
                  (15) mile radius from where your office is located immediately prior to a Change in Control of the Corporation (provided the Corporation determines this is a material change in office location) except for required travel on the Corporation's business to an extent substantially consistent with your business travel obligations immediately prior to a Change in Control of the Corporation; or

            (vii) any other material action or inaction by the Corporation that constitutes a material breach of the agreement under which you provide services to the Corporation.

                  You are required to provide notice to the Corporation of the existence of the condition described in this paragraph c. within a period not to exceed 90 days of the initial existence of the condition, upon the notice of which the Corporation must be provided a period of at least 30 days during which it may remedy the condition. If the condition is not remedied, your resignation from the Corporation on account of one or more of conditions listed in this paragraph c. must occur within two years following the initial existence of the condition in order for your resignation to be for Good Reason."

            (b) The following language shall be added to Section 2.a.(i):

                  "Notwithstanding any provision of this Agreement to the
            contrary, if it is determined that you are a "specified employee" as defined in Section 409A of the Code, the distribution of any amounts that constitute "deferred compensation" payable to you due to your "separation from service" within the meaning of Section 409A of the Code shall not be made before six months after such separation from service (the "Six Month Limitation"). At the end of such six-month period, any payments that would have been made but for the Six Month Limitation shall be paid in a lump sum, without interest, on the first day of the seventh month following your separation from service and remaining payments shall commence, or continue, in accordance with the relevant provision of this Section 2. Notwithstanding the Six Month Limitation, in the event that any amounts of "deferred compensation" payable to you due to your "separation from service" constitute "separation pay only upon an involuntary separation from service" within the meaning of Section 409A of the Code ("Separation Pay"), then all or a portion of such Separation Pay, only to the extent required by Section 409A of the Code, up to two times the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the separation from service occurs (i.e., $460,000 in the event of a separation from service during 2008), whether paid under this Agreement or otherwise, may be paid to you during the six-month period following such separation from service with the Corporation."


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            (c) The following language shall be added to Section 2.a.(v):

                  "Such services must be used, if at all, no later than the end of the second calendar year after the year of your termination."

      3. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the parties, nor constitute a waiver of any provision of the Agreement.

      4. Effect on the Agreement. All references in the Agreement to the Agreement shall be deemed to refer to the Agreement as amended hereby.

      5. Governing Law. This Amendment shall be governed by the laws of the State of New York (without giving effect to its conflicts of law rules).

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

                               STANDARD MOTOR PRODUCTS, INC.

                               By:
                                  ------------------------------------------
                               Name: Carmine J. Broccole
                               Title: Secretary



                               ---------------------------------------------
                               John Gethin


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